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                                                                      EXHIBIT 5




                                       December 19, 1997



The New York Times Company
229 West 43d Street
New York, New York 10036

Dear Ladies and Gentlemen:

     I am the Senior Vice President and General Counsel of The New York Times Company, a New York corporation (the "Company"), and am admitted to the practice of law in the State of New York. I have represented the Company in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about December 29, 1997, under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering $73,603,000 of Deferred Compensation Obligations which represent unsecured obligations of the Company to pay deferred compensation in accordance with the terms of The New York Times Company Deferred Executive Compensation Plan (the "Plan"). In such capacity, I have examined the Certificate of Incorporation and By-Laws of the Company, the Plan, and such other documents of the Company as I have deemed necessary or appropriate for the purpose of the opinion expressed herein.

     Based upon the foregoing, I advise you that, in my opinion, when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other laws of general applicability related to or affecting enforcement of creditors' rights or by general equity principles.

     Further, I hereby consent to the use of my name under the caption "Interests of Named Experts and Counsel" in the Registration Statement and to the filing of a copy of this opinion as an exhibit thereto.


                                       Very truly yours,



                                       /s/ Solomon B. Watson IV
                                       -------------------------
                                       Solomon B. Watson IV